Exhibit 99.1

SURGERY PARTNERS, INC. ANNOUNCES THIRD QUARTER 2021 RESULTS

BRENTWOOD, Tenn., November 2, 2021 (GLOBE NEWSWIRE) - Surgery Partners, Inc. (NASDAQ:SGRY) ("Surgery Partners" or the "Company"), a leading provider of surgical services, today announced results for the third quarter ended September 30, 2021.
•Revenues increased 12.7% from the prior year period to $559.2 million
◦Days adjusted same-facility revenues increased 8.3% from the prior year period
◦Days adjusted same-facility case volume increased 6.2% from the prior year period

•Net loss attributable to common stockholders was $22.9 million
•Adjusted EBITDA increased to $76.4 million, growth of approximately 25% over the prior year period
•2021 full-year adjusted EBITDA guidance increased to $325 million to $330 million.

Wayne DeVeydt, Executive Chairman of the Board of Surgery Partners, noted, “Our business continued to perform exceptionally well during the third quarter of 2021 despite the resurgence of COVID-19 in many of the markets we serve. Throughout the pandemic, we have been able to demonstrate the value of our high quality, short-stay surgical facilities to all constituents of the healthcare system, including patients, physicians and payors. These facilities meet a critical need in the communities they serve, particularly in this environment, and we are pleased to report the continued migration of high acuity surgical cases to our lower-cost, high-clinical quality facilities.”
Eric Evans, Chief Executive Officer, stated, “We saw surgical case volume returning to pre-pandemic levels in the third quarter of 2021, with same-facility revenue growth of 8.3% driven by 6.2% volume growth. Our relentless focus on patient safety and continued investments in our core capabilities including physician recruitment, service line development, and supply chain management helped us navigate through this pandemic. More importantly, as higher acuity procedures continue to transition out of traditional acute care settings, we are well-positioned to capture our fair share of this growing opportunity. Year to date, we experienced a 108% increase in total joint procedures performed in our facilities as compared to the prior year period. We attribute this growth to strategic facility investments, effective recruiting, health plan collaboration, exceptional clinical and patient experience performance and the continued transition of higher acuity procedures to the highest value site of care.”
Tom Cowhey, Chief Financial Officer, commented, “To date, we have deployed over $130 million on acquisition activity, including the purchase of three ASCs in early August at very attractive multiples and a buy-up at one of our existing surgical hospitals that closed this week. Our acquisition pipeline continues to grow, and we continue to aggressively invest in our development activities and in multidisciplinary diligence teams to evaluate and integrate new facilities successfully. With approximately $225 million of potential single-site acquisitions under LOI and many deals in the due diligence phase, we are confident that we will exceed our capital deployment goals for 2021.”
Third Quarter 2021 Results
Revenues for the third quarter of 2021 increased 12.7% to $559.2 million from $496.1 million for the third quarter of 2020. Days adjusted same-facility revenues for the third quarter of 2021 increased 8.3% from the same period last year, with an increase in revenue per case of 2.0% and an increase in same-facility cases of 6.2%. For the third quarter of 2021, the Company’s net loss attributable to common stockholders and Adjusted EBITDA was $22.9 million and $76.4 million, respectively, compared to $71.6 million and $61.1 million for the same period last year.
Year to Date 2021 Results
Revenues year-to-date 2021 increased 23.1% to $1,614.9 million from $1,311.8 million for the 2020 period. Days adjusted Same-facility Revenues for year-to-date 2021 increased 21.0% from the same period last year, with a decrease in revenue per case of 1.1% offset by an increase in same-facility cases of 22.4%. For year-to-date 2021, the Company’s net loss attributable to common stockholders and Adjusted EBITDA was $81.1 million and $225.2 million, respectively, compared to $150.8 million and $165.8 million for the same period last year. Adjusted EBITDA benefited from the recognition of $13.7 million of CARES Act grants year-to-date. Excluding CARES Act grants, Adjusted EBITDA would have been $211.5 million.
2021 Outlook
The Company projects that it will be able to grow 2021 revenues by 19% to 21% over 2020 results and now projects 2021 Adjusted EBITDA in the range of $325 million to $330 million.
Liquidity
Surgery Partners had cash and cash equivalents of $330.4 million, and $163.0 million of borrowing capacity under its revolving credit facility, at September 30, 2021. Cash flows from operating activities was $14.9 million in the third quarter of 2021, compared to $26.9 million in the prior year quarter. Net operating cash outflows, defined as operating cash flows less distributions to non-controlling interests, was $19.2 million for the third quarter of 2021.

In the third quarter of 2021, operating cash flows were $14.9 million compared to $26.9 million in the prior year period. Year-to-date, operating cash flows were $67.4 million compared to $238.0 million in the prior year period. The decreases in both the quarter and year-to-date periods were driven primarily by cash inflows of government grants and Medicare advance payments provided through the CARES Act as well as actions taken to significantly reduce cash operating expenses and defer non-essential expenditures during the prior year periods. The Company additionally began repayments of Medicare advanced payments during the second quarter of 2021 and has repaid approximately $18 million in the third quarter and $38 million year-to-date. Further, on April 1, 2021, the Company made the final $30.7 million payment plus interest to the United States Department of Justice in relation to the April 2020 settlement involving a toxicology lab and pain management medical practice based in Tampa, Florida. The Company ceased operations at its toxicology lab in the third quarter of 2020.

The Company’s ratio of total net debt to EBITDA, as calculated under the Company’s credit agreement, was 6.25x at the end of the third quarter of 2021. Excluding approximately $82 million of remaining cash advanced under the Medicare advance payments program, the Company’s ratio of total net debt to EBITDA, as calculated under the Company’s credit agreement, would have increased by 0.2x at the end of the third quarter of 2021.
Conference Call Information
Surgery Partners will hold a conference call today, November 2, 2021, at 5:00 p.m. (Eastern Time). The conference call can be accessed live over the phone by dialing 1-877-451-6152, or for international callers, 1-201-389-0879. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13723444. The replay will be available until November 16, 2021.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.surgerypartners.com. The replay will also be available on this same website for a limited time following the call.
To learn more about Surgery Partners, please visit the Company's website at www.surgerypartners.com. Surgery Partners uses its website as a channel of distribution for material Company information. Financial and other material information regarding Surgery Partners is routinely posted on the Company's website and is readily accessible.
About Surgery Partners
Headquartered in Brentwood, Tennessee, Surgery Partners is a leading healthcare services company with a differentiated outpatient delivery model focused on providing high quality, cost effective solutions for surgical and related ancillary care in support of both patients and physicians. Founded in 2004, Surgery Partners is one of the largest and fastest growing surgical services businesses in the country, with more than 180 locations in 31 states, including ambulatory surgery centers, surgical hospitals, multi-specialty physician practices and urgent care facilities. For additional information, visit www.surgerypartners.com.

Forward-Looking Statements
This press release contains forward-looking statements, including those regarding growth, our anticipated operating results for future periods and other similar statements. These statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” “may,” “could,” and similar expressions. All forward looking statements are based on current expectations and beliefs as of the date of this release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements, including but not limited to, (i) the continuing effects of the COVID-19 outbreak in the United States and specifically in the regions in which we operate, the impact to the state and local economies of restrictive orders, vaccine and other mandates and the pandemic generally, our ability to respond nimbly to challenging economic conditions, the unpredictability of our case volume in the current environment, our ability to preserve or raise sufficient funds to continue operations throughout this period of uncertainty, the impact of our cost-cutting measures on our future performance, our ability to cause distributions from our subsidiaries, the responsiveness of our payors, including Medicaid and Medicare, to the challenging operating conditions, including their willingness and ability to continue paying in a timely manner and to advance payments in a timely manner, if at all, (ii) our ability to execute on our operational and strategic initiatives, (iii) the timing and impact of our portfolio optimization efforts, (iv) our ability to continue to improve same-facility volume and revenue growth on the timeline anticipated, if at all, (v) our ability to successfully integrate acquisitions, (vi) the anticipated impact and timing of our ongoing efficiency efforts, as well as our ongoing procurement and revenue cycle efforts, (vii) potential reductions to payments we receive from third-party payors, including government health care programs and private insurance organizations, (viii) the impact of adverse weather conditions and other events outside of our control, and (ix) the other risks identified and discussed from time to time in the Company’s reports filed with the SEC, including in Item 1A under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.
Use of Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States ("GAAP") provided throughout this press release, Surgery Partners has presented the following non-GAAP financial measures: Adjusted net loss attributable to common stockholders, Adjusted net loss per share attributable to common stockholders, Adjusted EBITDA and Adjusted EBITDA excluding grant funds, which exclude various items detailed in the attached "Reconciliation of Non-GAAP Financial Measures".
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from similar measures used by other companies. These measures have limitations as an analytical tool and should not be considered in isolation or as a substitute or alternative to revenue, net income or loss, operating income or loss, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.

SURGERY PARTNERS, INC.
Selected Consolidated Financial Data
(Dollars in millions, except per share amounts, shares in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Revenues	$559.2	$496.1	$1,614.9	$1,311.8
Operating expenses:
Salaries and benefits	162.3	141.7	468.7	398.2
Supplies	160.1	142.8	464.9	382.2
Professional and medical fees	56.8	46.3	169.7	138.4
Lease expense	23.4	21.9	68.8	64.7
Other operating expenses	34.1	29.2	98.5	83.9
Cost of revenues	436.7	381.9	1,270.6	1,067.4
General and administrative expenses	25.5	25.2	76.8	73.3
Depreciation and amortization	25.2	24.1	76.1	69.3
Income from equity investments	(2.9)	(3.1)	(8.5)	(7.6)
Loss on disposals and deconsolidations, net	1.9	0.7	2.0	7.1
Transaction and integration costs	10.2	5.4	24.7	15.8
Impairment charges	—	33.5	—	33.5
Grant funds	—	9.9	(20.0)	(33.2)
(Gain) loss on debt extinguishment	(0.5)	—	9.1	—
Litigation settlement	—	—	—	1.2
Other income	(0.5)	—	(3.3)	(1.7)
Total operating expenses	495.6	477.6	1,427.5	1,225.1
Operating income	63.6	18.5	187.4	86.7
Interest expense, net	(54.2)	(51.5)	(160.9)	(147.8)
Income (loss) before income taxes	9.4	(33.0)	26.5	(61.1)
Income tax expense (benefit)	1.2	1.3	(1.3)	(14.5)
Net income (loss)	8.2	(34.3)	27.8	(46.6)
Less: Net income attributable to non-controlling interests	(31.1)	(27.3)	(98.6)	(75.0)
Net loss attributable to Surgery Partners, Inc.	(22.9)	(61.6)	(70.8)	(121.6)
Less: Amounts attributable to participating securities	—	(10.0)	(10.3)	(29.2)
Net loss attributable to common stockholders	$(22.9)	$(71.6)	$(81.1)	$(150.8)

Net loss per share attributable to common stockholders
Basic	$(0.28)	$(1.46)	$(1.19)	$(3.09)
Diluted (1)	$(0.28)	$(1.46)	$(1.19)	$(3.09)
Weighted average common shares outstanding
Basic	80,726	48,883	68,350	48,736
Diluted (1)	80,726	48,883	68,350	48,736

(1) The impact of potentially dilutive securities for all periods presented was not considered because the effect would be anti-dilutive in those periods.

SURGERY PARTNERS, INC.
Selected Financial and Operating Data
(Dollars in millions, except per case and per share amounts)

	September 30, 2021	December 31, 2020
Balance Sheet Data (at period end):
Cash and cash equivalents	$330.4	$317.9
Total current assets	841.7	801.5
Total assets	5,631.6	5,413.2

Current maturities of long-term debt	60.8	64.4
Total current liabilities	540.5	556.8
Long-term debt, less current maturities	2,791.9	2,792.4
Total liabilities	3,769.2	3,789.8

Non-controlling interests—redeemable	310.4	306.8
Redeemable preferred stock	—	434.5

Total Surgery Partners, Inc. stockholders' equity	756.3	115.6
Non-controlling interests—non-redeemable	795.7	766.5
Total stockholders' equity	1,552.0	882.1

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$14.9	$26.9	$67.4	$238.0
Investing activities	(101.0)	29.3	(141.7)	6.8
Purchases of property and equipment	(15.5)	(7.9)	(43.5)	(27.8)
Payments for acquisitions, net of cash acquired	(85.8)	(1.8)	(101.0)	(14.2)
Financing activities	(48.3)	67.5	86.5	112.5
Distributions to non-controlling interests	(34.1)	(30.6)	(97.5)	(82.3)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Other Data:
Number of surgical facilities as of the end of period	127	126	127	126
Number of consolidated surgical facilities as of the end of period	110	107	110	107

Cases	139,443	126,557	404,297	324,888
Revenue per case	$4,010	$3,920	$3,994	$4,038
Adjusted EBITDA (1)	$76.4	$61.1	$225.2	$165.8
Adjusted EBITDA excluding grant funds (1)	$76.4	$66.5	$211.5	$143.9
Adjusted EBITDA margin (2)	13.7%	12.3%	13.9%	12.6%
Adjusted net loss per share attributable to common stockholders - Basic (1)	$(0.05)	$(0.53)	$(0.30)	$(1.35)
Adjusted net loss per share attributable to common stockholders - Diluted (1)	$(0.05)	$(0.53)	$(0.30)	$(1.35)
(1) A reconciliation of these non-GAAP financial measures appears below.
(2) Defined as Adjusted EBITDA as a % of Revenues.

SURGERY PARTNERS, INC.
Supplemental Information
(Dollars in millions, except per case amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Same-facility Information (1):
Cases	148,166	139,538	433,698	354,257
Case growth	6.2%	N/A	22.4%	N/A
Revenue per case	$3,723	$3,649	$3,696	$3,738
Revenue per case growth	2.0%	N/A	(1.1)%	N/A
Number of work days in the period	64	64	191	192
Case growth (days adjusted)	6.2%	N/A	23.1%	N/A
Revenue growth (days adjusted)	8.3%	N/A	21.7%	N/A
(1) Same-facility information includes cases and revenues from our consolidated and non-consolidated surgical facilities (excluding facilities acquired in new markets or divested during the current and prior periods).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Segment Revenues:
Surgical facility services	$542.1	$478.6	$1,563.7	$1,262.8
Ancillary services	17.1	16.7	51.2	46.9
Optical services	—	0.8	—	2.1
Total revenues	$559.2	$496.1	$1,614.9	$1,311.8

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Adjusted EBITDA:
Surgical facility services	$96.9	$82.5	$287.5	$229.7
Ancillary services	—	(0.6)	(1.0)	(3.9)
Optical services	—	0.4	—	1.0
All other	(20.5)	(21.2)	(61.3)	(61.0)
Total Adjusted EBITDA	$76.4	$61.1	$225.2	$165.8

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in millions)
The following table reconciles Adjusted EBITDA to income (loss) before income taxes in the reported condensed consolidated financial information, the most directly comparable GAAP financial measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Income (loss) before income taxes	$9.4	$(33.0)	$26.5	$(61.1)

Net income attributable to non-controlling interests	(31.1)	(27.3)	(98.6)	(75.0)
Depreciation and amortization	25.2	24.1	76.1	69.3
Interest expense, net	54.2	51.5	160.9	147.8
Equity-based compensation expense	4.1	3.0	13.4	9.9
Transaction, integration and acquisition costs (1)	10.2	7.5	31.0	30.2
Loss on disposals and deconsolidations, net	1.9	0.7	2.0	7.1
Impairment charges	—	33.5	—	33.5
Litigation settlement and other litigation costs (2)	2.5	1.1	4.3	4.9
(Gain) loss on debt extinguishment	(0.5)	—	9.1	—
Gain on escrow release (3)	—	—	—	(0.8)
Hurricane-related operating losses (4)	0.5	—	0.5	—
Adjusted EBITDA (5)	$76.4	$61.1	$225.2	$165.8
Less: Impact of grant funds (6)	—	5.4	(13.7)	(21.9)
Adjusted EBITDA excluding grant funds	$76.4	$66.5	$211.5	$143.9
(1) This amount includes transaction and integration costs of $10.2 million and $5.4 million for the three months ended September 30, 2021 and 2020, respectively. This amount further includes start-up costs related to a de novo surgical hospital of $2.1 million for the three months ended September 30, 2020. This amount includes transaction and integration costs of $24.7 million and $15.8 million for the nine months ended September 30, 2021 and 2020, respectively. This amount further includes start-up costs related to a de novo surgical hospital of $6.3 million and $14.4 million for the nine months ended September 30, 2021 and 2020, respectively.
(2) This amount includes other litigation costs of $2.5 million and $1.1 million for the three months ended September 30, 2021 and 2020, respectively. This amount includes other litigation costs of $4.3 million and $3.7 million for the nine months ended September 30, 2021 and 2020, respectively. This amount further includes litigation settlement costs of $1.2 million for the nine months ended September 30, 2020, with no comparable costs for the nine months ended September 30, 2021.
(3) Included in other income in the condensed consolidated statement of operations for the nine months ended September 30, 2020.
(4) Reflects losses incurred in the month of September 2021 at a surgical facility that was closed following Hurricane Ida.
(5) We use Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess operating performance, make business decisions and allocate resources. Non-controlling interests represent the interests of third parties, such as physicians, and in some cases, healthcare systems that own an interest in surgical facilities that we consolidate for financial reporting purposes. We believe that it is helpful to investors to present Adjusted EBITDA as defined above because it excludes the portion of net income attributable to these third-party interests and clarifies for investors our portion of Adjusted EBITDA generated by our surgical facilities and other operations. Adjusted EBITDA is not a measurement of financial performance under GAAP, and should not be considered in isolation or as a substitute for net income, operating income or any other measure calculated in accordance with GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating our financial performance. We believe such adjustments are appropriate, as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.
(6) Represents the impact of grant funds recognized, net of amounts attributable to non-controlling interests.

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in millions, except per share amounts, shares in thousands)

From time to time, the Company incurs certain non-recurring gains or losses that are normally non-operational in nature and that it does not consider relevant in assessing its ongoing operating performance. When significant, Surgery Partners’ management and Board of Directors typically exclude these gains or losses when evaluating the Company’s operating performance and in certain instances when evaluating performance for incentive compensation purposes. Additionally, the Company believes that certain investors and equity analysts exclude these or similar items when evaluating the Company’s current or future operating performance and in making informed investment decisions regarding the Company. Accordingly, the Company provides adjusted net loss attributable to common stockholders and adjusted net loss per share attributable to common stockholders as supplements to the comparable GAAP financial measures. Adjusted net loss attributable to common stockholders and adjusted net loss per share attributable to common stockholders should not be considered measures of financial performance under GAAP, and the items excluded from such measures are significant components in understanding and assessing financial performance. These measures should not be considered in isolation or as an alternative to the comparable GAAP financial measures as presented in the consolidated financial statements.
The following table reconciles net income (loss) as reflected in the consolidated statements of operations to adjusted net loss attributable to common stockholders used to calculate adjusted net loss per share attributable to common stockholders:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Consolidated Statements of Operations Data:
Net income (loss)	$8.2	$(34.3)	$27.8	$(46.6)
Plus (minus):
Net income attributable to non-controlling interests	(31.1)	(27.3)	(98.6)	(75.0)
Amounts attributable to participating securities	—	(10.0)	(10.3)	(29.2)
Equity-based compensation expense	4.1	3.0	13.4	9.9
Transaction, integration and acquisition costs	10.2	7.5	31.0	30.2
Loss on disposals and deconsolidations, net	1.9	0.7	2.0	7.1
Impairment charges	—	33.5	—	33.5
Litigation settlement and other litigation costs	2.5	1.1	4.3	4.9
(Gain) loss on debt extinguishment	(0.5)	—	9.1	—
Gain on escrow release	—	—	—	(0.8)
Hurricane-related operating losses	0.5	—	0.5	—
Adjusted net loss attributable to common stockholders	$(4.2)	$(25.8)	$(20.8)	$(66.0)

Adjusted net loss per share attributable to common stockholders
Basic	$(0.05)	$(0.53)	$(0.30)	$(1.35)
Diluted (1)	$(0.05)	$(0.53)	$(0.30)	$(1.35)
Weighted average common shares outstanding
Basic	80,726	48,883	68,350	48,736
Diluted (1)	80,726	48,883	68,350	48,736
(1) The impact of potentially dilutive securities for all periods presented was not considered because the effect would be anti-dilutive in those periods.

Contact
Surgery Partners Investor Relations
(615) 234-8940
IR@surgerypartners.com